UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 17, 2005
Date of Report (Date of earliest event reported)

ARGONAUT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31019 (Commission File Number)	94-3216714 (IRS Employer Identification No.)

220 Saginaw Drive
Redwood City, California 94063
(Address of principal executive offices, including zip code)

(650) 716-1600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry into a Material Definitive Agreement.

     On March 17, 2005, Argonaut Technologies, Inc. (“Argonaut”) entered into amendments to Change of Control Severance Agreements with vice presidents David Foster, Jeffrey Labadie and Gordon Tredger (the “Amendments”). The Amendments reduce the cash bonus payable to Messrs. Foster, Labadie and Tredger upon a Negotiated Change of Control (as defined in the Change of Control Severance Agreements) from 0.5% of the Value of the Company to 0.375% of the Value of the Company (as defined in the Change of Control Severance Agreements). The Amendments are attached hereto as Exhibits 10.1, 10.2 and 10.3.

     The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the actual agreements. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Document

10.1	Amendment to Change of Control Severance Agreement dated March 17, 2005 between David Foster and Argonaut Technologies, Inc.

10.2	Amendment to Change of Control Severance Agreement dated March 17, 2005 between Jeffrey Labadie and Argonaut Technologies, Inc.

10.3	Amendment to Change of Control Severance Agreement dated March 17, 2005 between Gordon Tredger and Argonaut Technologies, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGONAUT TECHNOLOGIES, INC.
/s/ Lissa A. Goldenstein
Lissa A. Goldenstein
President and Chief Executive Officer

Date: March 22, 2005

EXHIBIT INDEX

Exhibit Number	Document

10.1	Amendment to Change of Control Severance Agreement dated March 17, 2005 between David Foster and Argonaut Technologies, Inc.

10.2	Amendment to Change of Control Severance Agreement dated March 17, 2005 between Jeffrey Labadie and Argonaut Technologies, Inc.

10.3	Amendment to Change of Control Severance Agreement dated March 17, 2005 between Gordon Tredger and Argonaut Technologies, Inc.